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                                                                    EXHIBIT 23.1

                            HENRY L. CREEL CO., INC.
                           Certified Public Accountant
                                 (216) 491-0800
                               FAX (216) 491-0803




September 25, 2001


To Whom It May Concern:

The firm of Henry L. Creel Co., Inc., Certified Public Accountant, consents to the inclusion of its report dated September 25, 2001, with respect to the financial statements of AuGRID of Nevada, Inc., included in this registration statement on Form SB-2 and to the use of its name in the section of the registration statement captioned Experts.

Respectfully,

Henry L. Creel Co., Inc.

By: /s/Henry L. Creel, CPA







                 3587 LEE ROAD   SHAKER HEIGHTS, OHIO 44120